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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statements constituting Post-Effective Amendment No. 4 to Form S-8 (No. 33-27371), Post-Effective Amendment No. 1 to Form S-8 (No. 33-34685), Post-Effective Amendment No. 2 to Form S-8 (No. 33-40401) and Post-Effective Amendment No. 3 to Form S-8 (No. 33-60800), all pertaining to the 1988 Non-Qualified Stock Option Plan of ADVO, Inc., as amended, and to the incorporation by reference therein of our report dated October 19, 1993, with respect to the consolidated financial statements of ADVO, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 25, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                            Ernst & Young



    Hartford, Connecticut
    March 16, 1994